EXHIBIT 1(a)
Trades on June 22, 2009
Table I — Non-Derivative Securities Acquired, Disposed of, or Beneficially Owned

		2A.Deemed						5. Amount of
	2. Trans-	Execut-			4. Securities Acquired (A) or			Securities	6. Ownership	7. Nature
	action	ion Date,			Disposed of (D)			Beneficially	Form:	of
	Date	if any	3. Transac-		(Instr. 3, 4 and 5)			Owned Following	Direct	Indirect
	(Month/	(Month/	tion Code			(A)		Reported	(D) or	Beneficial
1. Title of Security	Day/	Day/	(Instr. 8)			or		Transaction(s)	Indirect (I)	Ownership
(Instr. 3)	Year)	Year)	Code	V	Amount	(D)	Price	(Instr. 3 and 4)	(Instr. 4)	(Instr. 4)
Common Stock	06/22/09		S		7,647	D	$6.5500	1,113,348	I	(2)
Common Stock	06/22/09		S		100	D	$6.5503	1,113,248	I	(2)
Common Stock	06/22/09		S		1,300	D	$6.5600	1,111,948	I	(2)
Common Stock	06/22/09		S		300	D	$6.5650	1,111,648	I	(2)
Common Stock	06/22/09		S		1,310	D	$6.5700	1,110,338	I	(2)
Common Stock	06/22/09		S		700	D	$6.5800	1,109,638	I	(2)
Common Stock	06/22/09		S		300	D	$6.6000	1,109,338	I	(2)

(2)	The reportable securities are owned directly by CDC IV, LLC and indirectly by CDC Operations LLC, David R. Ramsay, Argeris Karabelas and Jan Leschly. CDC Operations LLC disclaims beneficial ownership of the reportable securities and this report shall not be deemed an admission that CDC Operations LLC is the beneficial owner of such securities for purposes of Section 16 or any other purpose, except to the extent of its pecuniary interest therein. David R. Ramsay, Argeris Karabelas and Jan Leschly are each partners of CDC Operations LLC. Messrs. Ramsay, Karabelas and Leschly each disclaims beneficial ownership of the reportable securities and this report shall not be deemed an admission that Messrs. Ramsay, Karabelas and Leschly is the beneficial owner of such securities for purposes of Section 16 or any other purpose, except to the extent of their pecuniary interest therein.
EXHIBIT 1(b)
Trades on June 23, 2009
Table I — Non-Derivative Securities Acquired, Disposed of, or Beneficially Owned

		2A.Deemed						5. Amount of
	2. Trans-	Execut-			4. Securities Acquired (A) or			Securities	6. Ownership	7. Nature
	action	ion Date,			Disposed of (D)			Beneficially	Form:	of
	Date	if any	3. Transac-		(Instr. 3, 4 and 5)			Owned Following	Direct	Indirect
	(Month/	(Month/	tion Code			(A)		Reported	(D) or	Beneficial
1. Title of Security	Day/	Day/	(Instr. 8)			or		Transaction(s)	Indirect (I)	Ownership
(Instr. 3)	Year)	Year)	Code	V	Amount	(D)	Price	(Instr. 3 and 4)	(Instr. 4)	(Instr. 4)
Common Stock	06/23/09		S		29,125	D	$6.3000	1,080,213	I	(2)
Common Stock	06/23/09		S		200	D	$6.3070	1,080,013	I	(2)
Common Stock	06/23/09		S		100	D	$6.3075	1,079,913	I	(2)
Common Stock	06/23/09		S		100	D	$6.3090	1,079,813	I	(2)
Common Stock	06/23/09		S		100	D	$6.3100	1,079,713	I	(2)
Common Stock	06/23/09		S		625	D	$6.3300	1,079,088	I	(2)
Common Stock	06/23/09		S		1,400	D	$6.3350	1,077,688	I	(2)
Common Stock	06/23/09		S		1,150		$6.3400	1,076,538	I	(2)

(2)	The reportable securities are owned directly by CDC IV, LLC and indirectly by CDC Operations LLC, David R. Ramsay, Argeris Karabelas and Jan Leschly. CDC Operations LLC disclaims beneficial ownership of the reportable securities and this report shall not be deemed an admission that CDC Operations LLC is the beneficial owner of such securities for purposes of Section 16 or any other purpose, except to the extent of its pecuniary interest therein. David R. Ramsay, Argeris Karabelas and Jan Leschly are each partners of CDC Operations LLC. Messrs. Ramsay, Karabelas and Leschly each disclaims beneficial ownership of the reportable securities and this report shall not be deemed an admission that Messrs. Ramsay, Karabelas and Leschly is the beneficial owner of such securities for purposes of Section 16 or any other purpose, except to the extent of their pecuniary interest therein.